Exhibit 99.1

For Further Information Contact:

John C. Oakley

Chief Financial Officer

252-946-8081

Flanders Corporation Reports Third Quarter 2009 Financial Results

- Lowered operating expenses 15% compared to third quarter 2008 -

- Delivered $4.6 million in cash flows from operations -

- Delivered $4.8 million in EBITDA, an increase of 44% over third quarter 2008 -

WASHINGTON, NC – November 2, 2009 – Flanders Corporation (NASDAQ: FLDR) reported financial results for the third quarter ended September 30, 2009.

Flanders Corporation’s Chairman, president and CEO Harry Smith said: “Our third quarter results continue to reflect our positive momentum and validate the Flanders’ strategy. Although continuing lower temperatures nationwide and soft conditions in commercial markets caused orders to be softer than originally expected, we posted solid results for the third quarter in a row. Recent awards from the MOX project further underscore Flanders’ position as a leader in the industry.”

Financial Summary - Third Quarter 2009

Revenue for the third quarter 2009 was $60.4 million, compared to $61.1 million in the third quarter 2008. Gross margin for the third quarter was 18%, compared to 18% in the third quarter 2008. The third quarter 2009 net income was $1.8 million, or $0.07 per diluted share. This compares to the third quarter of 2008 net income of $.9 million, or $0.03 per diluted share. EBITDA for the third quarter 2009 was $4.8 million, compared to $3.3 million in the third quarter of 2008.

Management uses some measures not in accordance with generally accepted accounting principles (GAAP) to evaluate the results of the company’s operations and believes earnings before interest, taxes, extraordinary items, depreciation and amortization (EBITDA) provides a useful measure of operations.

Flanders’ Chief Financial Officer John Oakley said: “We continue to make operational improvements, resulting in progress in the management of our working capital which significantly contributed to our $4.6 million of cash flows from operations in the quarter. Our supply chain improvements continue to post results, however product mix and pricing pressure in both our retail and commercial markets impacted gross margin. Reductions in operating expenses led to EBITDA of $4.8 million, a growth of $1.5 million compared to third quarter 2008. Looking ahead, we are refining our revenue guidance as being between $225 million and $235 million for 2009.”

Financial Summary – Nine Months Ended September 30, 2009

Revenue for the nine months ended September 30, 2009 was $167.2 million, compared to $167.5 million for the same period a year ago. Gross margin for the period was 20%, compared to 17% for the same period a year ago. Year-to-date net income was $6.0 million, or $0.23 per diluted share, compared to net income of $10.2 million, which included an $8.3 million gain for extraordinary items, or $0.39 per diluted share for the same period a year ago. EBITDA for the period was $14.9 million, compared to $9.1 million for the same period a year ago.

Financial Outlook – Full Year 2009

Management continues to expect the company to be profitable and deliver positive EBITDA for 2009. The company is refining its previously stated 2009 revenue guidance to be between $225 million and $235 million.

Recent Corporate Highlights

•

Awarded $15.5 million for filtration containment systems and an additional $7.6 million for glove boxes and associated equipment from Shaw AREVA MOX Services, LLC in September. In 2009, the company has received $31.7 million in purchase order awards related to this project.

Conference Call

Chairman, president and CEO Harry Smith and CFO John Oakley are scheduled to conduct a conference call and simultaneous webcast at 11:00 a.m. ET on November 2, 2009 to review these results in more detail. To access the call in the U.S., please dial 866-425-6192, and for international callers dial 973-409-9253 approximately 10 minutes prior to the start of the conference call. The conference ID will be 38123746. The conference call will also be broadcast live over the Internet and available for replay for 30 days at the company’s website, www.flanderscorp.com. A telephone replay will be available until midnight Eastern Time on November 8th by dialing 800-642-1687 or 706-645-9291 and entering pass code 38123746.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release other than statements of historical fact, are forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, among other things: statements and assumptions relating to future growth, as well as management’s short-term and long-term performance goals; statements regarding anticipated order patterns from our customers or the anticipated economic conditions of the industries and markets that we serve; statements related to the performance of the U.S. and other economies generally; statements relating to the anticipated effects on results of operations or financial condition from recent and expected developments or events; statements relating to the Flanders’ business and growth strategies; and any other statements or assumptions that are not historical facts. Flanders believes that its expectations are based on reasonable assumptions. However, these forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause Flanders’ actual results, performance or achievements, or industry results, to differ materially from the Flanders’ expectations of future results, performance or achievements expressed or implied by these forward-looking statements. In addition, the Flanders’ past results of operations do not necessarily indicate its future results. These and other uncertainties are discussed in the “Risk Factors” section of the company’s 2008 Form 10-K. The future results of Flanders may fluctuate as a result of these and other risk factors detailed from time to time in the company’s filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this press release. Except as otherwise required by applicable laws, Flanders undertakes no obligation to publicly update or revise any forward-looking statements or the risk factors described in this press release, including projected sales and profit levels for any business segment in any given quarter, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

About Flanders

Flanders is a leading air filtration products manufacturer. Flanders’ products are utilized by many industries, including those associated with commercial and residential heating, ventilation and air conditioning systems, semiconductor manufacturing, ultra-pure materials, biotechnology, pharmaceuticals, synthetics, nuclear power and nuclear materials processing.

For further information on Flanders and its products, visit its web site at www.flanderscorp.com or contact John Oakley at 252-946-8081.

–Tables Follow –

FLANDERS CORPORATION AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands)

ASSETS	September 30, 2009	December 31, 2008
	(unaudited)
Current assets
Cash and cash equivalents	$1,948	$404
Receivables:
Trade, less allowance:
9/30/2009 $3,006; 12/31/2008 $3,683	43,325	37,682
Other	588	280
Inventories	29,311	31,549
Deferred taxes	3,550	4,285
Income Taxes	8,513	10,048
Other current assets	4,914	4,714

Total current assets	92,149	88,962
Property and equipment, less accumulated depreciation: 9/30/2009
$57,564; 12/31/2008 $55,520	70,989	57,156
Intangible assets, less accumulated amortization: 9/30/2009
$1,495; 12/31/2008 $1,449	295	295
Notes Receivable and Other Assets	14,605	14,604

	$178,038	$161,017

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt and capital lease obligations	$2,314	$1,307
Accounts payable	24,047	22,795
Accrued expenses	11,871	13,517
Other current liabilities	6,179	6,179

Total current liabilities	44,411	43,798
Long-term capital lease obligations, less current maturities	173	554
Long-term debt, less current maturities	38,901	29,611
Long-term liabilities, other	3,851	4,286
Commitments and contingencies

Stockholders’ equity
Preferred stock, $.001 par value, 10,000 shares authorized; none issued	—	—
Common stock, $.001 par value; 50,000 shares authorized; issued and outstanding: 26,133 and 25,524 shares at September 30, 2009 and December 31, 2008, respectively	26	26
Additional paid-in capital	88,943	87,253
Accumulated other comprehensive loss	(995)	(1,231)
Retained earnings (deficit)	2,728	(3,280)

	90,702	82,768

	$178,038	$161,017

FLANDERS CORPORATION AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net sales	$60,426	$61,070	$167,173	$167,533
Cost of goods sold	49,445	50,252	133,689	139,495

Gross profit	10,981	10,818	33,484	28,038
Operating expenses	8,034	9,418	24,128	28,007

Operating income	2,947	1,400	9,356	31

Nonoperating income (expense):
Other income, net	451	588	1,353	4,633
Interest expense	(291)	(498)	(876)	(1,623)

	160	90	477	3,010

Earnings before income taxes and extraordinary item	3,107	1,490	9,833	3,041
Provision for income taxes	1,337	596	3,825	1,216

Income before extraordinary item	1,770	894	6,008	1,825
Extraordinary gain on Fire (net of taxes)	—	—	—	8,335

Net earnings	$1,770	$894	$6,008	$10,160

Income before extraordinary item Basic earnings per share	$0.07	$0.03	$0.23	$0.07
Extraordinary item	$—	$—	$—	$0.32

Net earnings per share	$0.07	$0.03	$0.23	$0.39

Income before extraordinary item Diluted earnings per share	$0.07	$0.03	$0.23	$0.07
Extraordinary item	$—	$—	$—	$0.32

Net earnings per share	$0.07	$0.03	$0.23	$0.39

Weighted average common shares outstanding
Basic	25,928	25,724	25,660	25,724

Diluted	25,994	26,184	25,687	26,178

FLANDERS CORPORATION AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$1,770	$894	$6,008	$10,160
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization expense	1,419	1,358	4,150	4,483
Provision for bad debts	552	287	2,011	1,311
Extraordinary Gain (net of taxes)	—	—	—	(8,335)
Compensation expense	—	—	45	175
Tax impact of stock options exercised	(1,645)	—	(1,645)	—
Deferred gain	(18)	—	(42)	—
Gain on disposal of property and equipment	(96)	(1,459)	(219)	(1,388)
Deferred Taxes	166	(479)	455	(5,281)
Increase in accounts receivable	(453)	(2,358)	(15,711)	(11,438)
(Increase) Decrease in other receivables	309	(103)	(308)	(67)
(Increase) Decrease in inventory	6,305	(2,515)	2,239	(3,725)
Proceeds from insurance claim	—	—	1,135	15,479
Gain on sale of subsidiaries	—	—	—	(1,617)
(Increase) Decrease in other current assets	(125)	(163)	1,565	3,685
Increase in other assets	(38)	—	(120)	—
Increase (Decrease) in accounts payable	(613)	18	1,250	(4,753)
Increase (Decrease) in accrued expenses	(2,974)	1,517	6,411	3,776

Net cash provided by (used in) operating activities	4,559	(3,003)	7,224	2,465

CASH FLOWS FROM INVESTING ACTIVITIES
Disposal, net of cash acquired	—	—	—	(11)
Purchase of property and equipment	(2,888)	(4,417)	(12,798)	(9,654)
Proceeds from sale of property and equipment	5	3,397	259	3,407
Deferred gain on property sale	—	1,441	—	1,441
Proceeds from insurance claim on building and equipment	—	—	466	—
Decrease in other assets	354	612	1,001	1,290

Net cash provided by (used in) investing activities	(2,529)	1,033	(11,072)	(3,527)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on long-term borrowings	(351)	(1,449)	(1,484)	(1,822)
Net proceeds from (payments on) revolving credit agreement	(2,066)	3,868	5,321	3,462
Payment of Debt Issuance Costs	—	—	(90)	—
Tax impact of stock options exercised	1,645	—	1,645	—
Purchase and Retirement of Common Stock	—	—	—	(334)
Proceeds from Sales of Common Stock	—	—	—	56

Net cash provided by (used in) financing activities	(772)	2,419	5,392	1,362

Net increase in cash and cash equivalents	$1,258	$449	$1,544	$300
CASH AND CASH EQUIVALENTS
Beginning of period	$690	$349	$404	$498

End of period	$1,948	$798	$1,948	$798

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$592	$46	$833	$839

Interest	$223	$477	$819	$1,599

FLANDERS CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET EARNINGS TO EBITDA

(In thousands)

(Unaudited)

	Three months ended Sept 30,		Nine months ended Sept 30,
	(Unaudited) 2009	(Unaudited) 2008	(Unaudited) 2009	(Unaudited) 2008

Net Earnings	$1,770	$894	$6,008	$10,160
Extraordinary items	0	0	0	(8,335)
Interest	291	498	876	1,623
Taxes	1,337	596	3,825	1,216
Depreciation and amortization	1,419	1,358	4,150	4,483
EBITDA	$4,817	$3,346	$14,859	$9,147